Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of December 13, 2005, by and between GEORGIA POWER COMPANY, a Georgia corporation ("Georgia Power"), and SAVANNAH ELECTRIC AND POWER COMPANY, a Georgia corporation ("Savannah Electric").

         WHEREAS, Georgia Power has authorized capital stock consisting of (i) 15,000,000 shares of Common Stock, without par value ("Georgia Power Common Stock"), of which 7,761,500 shares are issued and outstanding and are owned beneficially and of record by The Southern Company ("Southern"), (ii) 50,000,000 shares of Class A Preferred Stock ("Georgia Power Class A Preferred Stock"), of which all shares are undesignated and unissued, and (iii) 5,000,000 shares of Preferred Stock ("Georgia Power Preferred Stock"), of which 145,689 shares are currently issued and outstanding and are designated as the $4.60 Preferred Stock, 1954 Series ("Georgia Power $4.60 Preferred Stock");

         WHEREAS, Savannah Electric has authorized capital stock consisting of
(i) 16,000,000 shares of Common Stock, with a par value of $5 per share ("Savannah Electric Common Stock"), of which 10,844,635 shares are issued and outstanding and are owned beneficially and of record by Southern, and (ii) 4,000,000 shares of Preferred Stock ("Savannah Electric Preferred Stock"), of which a total of 1,800,000 shares are issued and outstanding and are designated as the 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 per Share ("Savannah Electric 6.00% Preferred Stock"); and

         WHEREAS, the Board of Directors of each of Georgia Power and Savannah Electric deems it advisable to merge Savannah Electric with and into Georgia Power in accordance with the Georgia Business Corporation Code ("GBCC"), Chapter 4 of Title 14 of the Official Code of Georgia Annotated and this Agreement;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that (i) Savannah Electric shall be merged with and into Georgia Power (hereinafter the "Merger"), (ii) Georgia Power shall be the corporation surviving the Merger, and (iii) the terms and conditions of the Merger, the means of carrying it into effect and the manner of converting shares of capital stock shall be as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1 Plan of Merger. This Agreement shall constitute a plan of merger between Georgia Power and Savannah Electric (Georgia Power and Savannah Electric being sometimes referred to herein as the "Constituent Corporations") in accordance with Article II of the GBCC.

         1.2 Certificate of Merger. Upon satisfaction of the conditions set forth in Article 7 below, and subject to and in accordance with the provisions of this Agreement, a certificate of merger complying with ss. 14-2-1105 of the GBCC (the "Certificate of Merger") shall be executed by Georgia Power and delivered to the Secretary of State of the State of Georgia for filing in accordance with ss. 14-2-1105 of the GBCC.

         1.3 Merger Time. The Merger shall become effective at the time specified in the Certificate of Merger filed with the Secretary of State of the State of Georgia (the effective time of the Merger being herein called the "Merger Time"). At the Merger Time, the separate existence of Savannah Electric shall cease and Savannah Electric shall be merged with and into Georgia Power, which shall continue its corporate existence as the surviving corporation (Georgia Power, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). From and after the Merger Time, Georgia Power, as the Surviving Corporation, shall be possessed of all the rights, privileges, powers and franchises of a public and private nature of Savannah Electric and shall be subject to all of the duties, liabilities, debts and obligations of each of the Constituent Corporations in the same manner as if Georgia Power had itself incurred them.

         1.4 Appropriate Actions. Prior to, at and after the Merger Time, Georgia Power and Savannah Electric, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In case at any time after the Merger Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Merger Time shall take all such further action.

                                    ARTICLE 2
                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

         2.1      Conversion and Exchange.  At the Merger Time,

                  (a) each share of Georgia Power Common Stock issued and outstanding immediately prior to the Merger shall remain issued and outstanding;

                  (b) each share of Georgia Power $4.60 Preferred Stock issued and outstanding on the date hereof shall have been redeemed;

                  (c) the issued and outstanding shares of Savannah Electric Common Stock, all of which shall continue to be held by Southern until the Merger Time, without further action on the part of anyone, shall be converted into the right to receive an aggregate of 1,500,000 shares of Georgia Power Common Stock; and

                  (d) each share of Savannah Electric 6.00% Preferred Stock issued and outstanding immediately prior to the Merger shall, without further action on the part of anyone, be converted into the right to receive one share of a new series of Georgia Power Class A Preferred Stock, non-cumulative, par value $25 per share, which shall be designated as Georgia Power's "6 1/8% Series Class A Preferred Stock."

                                    ARTICLE 3
                               CHARTER AND BYLAWS

         3.1 Georgia Power's Charter. From and after the Merger Time, and until thereafter amended as provided by law, the Charter of Georgia Power, as amended in accordance with ss. 3.2 hereof, shall be and continue to be the Charter of the Surviving Corporation.

         3.2  Amendments to Georgia Power's Charter.  At or prior to the Merger
Time:

                  (a) the Charter of Georgia Power shall be amended and restated in substantially the form attached hereto as Exhibit A; and

                  (b) the Charter of Georgia Power, as so amended and restated, shall be further amended to designate 1,800,000 shares of Georgia Power's 6 1/8% Series Class A Preferred Stock, with such amendment in substantially the form attached hereto as Exhibit B.

         3.3 Georgia Power's Bylaws. From and after the Merger Time, and until thereafter amended as provided by law, the Bylaws of Georgia Power as in effect immediately prior to the Merger shall be and continue to be the Bylaws of the Surviving Corporation.

                                    ARTICLE 4
                             DIRECTORS AND OFFICERS

         4.l Georgia Power's Directors and Officers. The persons who are directors and officers of Georgia Power immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Merger Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF GEORGIA POWER

         Georgia Power hereby represents and warrants to Savannah Electric as follows:

         5.1 Organization and Good Standing. Georgia Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

         5.2 Power and Authority. Subject to the approvals set forth in Article 7 below, Georgia Power has full power and authority to execute, deliver and perform this Agreement.

         5.3 Authorization. The execution, delivery and performance of this Agreement by Georgia Power has been duly authorized by all requisite corporate action.

         5.4 Binding Effect. This Agreement is a valid, binding and legal obligation of Georgia Power enforceable in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         5.5 No Default; Consents. The execution, delivery and performance of this Agreement by Georgia Power do not and will not:

                  (a) conflict with or result in any breach of any provision of the Charter or Bylaws of Georgia Power;

                  (b) violate, breach or otherwise constitute or give rise to a default under any material contract, commitment or other obligation to which Georgia Power is a party or by which any of its assets are bound; or

                  (c) violate or conflict with any law, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Georgia Power or any of its assets.

                                    ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF SAVANNAH ELECTRIC

         Savannah Electric hereby represents and warrants to Georgia Power as follows:

         6.1 Organization and Good Standing. Savannah Electric is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

         6.2 Power and Authority. Subject to the approvals set forth in Article 7 below, Savannah Electric has full power and authority to execute, deliver and perform this Agreement.

         6.3 Authorization. The execution, delivery and performance of this Agreement by Savannah Electric has been duly authorized by all requisite corporate action.

         6.4 Binding Effect. This Agreement is a valid, binding and legal obligation of Savannah Electric enforceable in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         6.5 No Default; Consents. The execution, delivery and performance of this Agreement by Savannah Electric do not and will not:

                  (a) conflict with or result in any breach of any provision of the Charter or Bylaws of Savannah Electric;

                  (b) violate, breach or otherwise constitute or give rise to a default under any material contract, commitment or other obligation to which Savannah Electric is a party or by which any of its assets are bound; or

                  (c) violate or conflict with any law, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Savannah Electric or any of its assets.

                                    ARTICLE 7
                            CONDITIONS TO THE MERGER

         Completion of the Merger is subject to the satisfaction of the following conditions:

         7.l Shareholder Approval. The principal terms of this Agreement and the transactions provided for herein shall have been approved by holders of capital stock of each of the Constituent Corporations as and to the extent required by their respective organizational documents and the GBCC.

         7.2 Regulatory Approvals. All authorizations by and approvals of any governmental or public authority or agency deemed necessary or advisable by the Board of Directors of each of Georgia Power and Savannah Electric in connection with the Merger and other related transactions, including, without limitation, the Georgia Public Service Commission, the Federal Energy Regulation Commission and the Federal Communication Commission, shall have been obtained, shall be in full force and effect, shall not have been revoked and shall be legally sufficient to authorize the transactions contemplated by this Agreement.

         7.3 Listing on NYSE. Georgia Power's 6 1/8% Series Class A Preferred Stock shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                                    ARTICLE 8
                            AMENDMENT AND TERMINATION

         8.l Amendment. The parties to this Agreement, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the shareholders of the Constituent Corporations; provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of the Constituent Corporations, change any of the principal terms of this Agreement without further approval of such shareholders.

         8.2 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement may be abandoned at any time by the mutual written consent of the parties hereto.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.l Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Georgia Power and Savannah Electric have each caused this Agreement to be executed by its respective officer thereunto duly authorized as of the date first written above.

GEORGIA POWER COMPANY                        SAVANNAH ELECTRIC AND POWER COMPANY


By:  /s/Michael D. Garrett                   By:  /s/W. Craig Barrs
     Michael D. Garrett                              W. Craig Barrs
     President                                       President
     and Chief Executive Officer                     and Chief Executive Officer



Attest:                                      Attest:

/s/Daniel Lowery                                     /s/Nancy E. Frankenhauser
Daniel Lowery                                        Nancy E. Frankenhauser
Corporate Secretary                                  Comptroller and
                                                     Corporate Secretary

                                    EXHIBIT A

             (Form of Amended and Restated Charter of Georgia Power)

                              AMENDED AND RESTATED

                                     CHARTER

                                       OF

                              GEORGIA POWER COMPANY

                             -----------------------





I. The name of the corporation is GEORGIA POWER COMPANY. It is a street and suburban railroad, electric light and power and steam heat corporation. Its charter was granted by the Secretary of State of the State of Georgia on June 26, 1930, for the term of One Hundred One Years (101 years), with the right of renewal and continuance thereafter as may be provided by law, upon a petition duly filed and pursuant to an Act of the General Assembly of the State of Georgia approved December 17, 1892, and acts amendatory thereof. It was organized under the laws of the State of Georgia for the purpose of operating by electricity a street railroad, suburban railroad or interurban railroad and for the purpose of generating electricity, and the general nature of the business or businesses to be transacted shall be to engage in any form or type of business for any lawful purpose or purposes not specifically prohibited to such corporations under the laws of the State of Georgia and to have all the rights, powers, privileges and immunities which are now or hereafter may be allowed to such corporations under the laws of the State of Georgia.

II. The principal office of the corporation is 241 Ralph McGill Boulevard, NE, Atlanta, Georgia 30308.

III. The number of shares of capital stock that may be issued by the corporation is 90,000,000, of which 5,000,000 shares shall be preferred stock with a par or face value of $100 each, 50,000,000 shares shall be Class A preferred stock with a par or face value of $25 each, 15,000,000 shares shall be preference stock with a par or face value of $100 each, and 20,000,000 shares shall be common stock with no par or face value.

IV. The designations, preferences and voting powers of the shares of preferred stock, Class A preferred stock, preference stock and common stock, or restrictions or qualifications thereof, shall be as follows:

                                 Preferred Stock

                 Provision for Division Into and Issue in Series
                    of Preferred Stock and Grant of Authority
                              to Board of Directors


         The shares of the preferred stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the preferred stock irrespective of series shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series, and authority is hereby expressly vested in the Board of Directors to establish and designate such series and to determine prior to the issuance of any shares of such series the following rights and preferences of the shares thereof in accordance with the provisions of the Official Code of Georgia Annotated applicable thereto:

         (a) The dividend rights of such series, including the cumulative or non-cumulative nature thereof, the relative rights of priority among series, the rate of dividend (which may be fixed or variable), the dividend payment dates and the date from which dividends will accumulate, if applicable;

         (b) The date, prices and other terms of any mandatory or optional redemption;

         (c) The amount payable upon shares in the event of any voluntary or involuntary liquidation;

         (d) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the preferred stock has preference as to payment of dividends and as to assets;

         (e) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

         (f) The special voting rights, if any, of such series.

         The stockholders of the corporation, by resolution duly adopted by the holders of a majority of the shares of the issued and outstanding common stock at any annual meeting or any special meeting called for that purpose, or, if permitted by the laws of the State of Georgia then applicable, the Board of Directors may issue and sell all the authorized and unissued shares of preferred stock as shares of any series or any number of series, and in the event that the corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its preferred stock of any series, the holders of a majority of the outstanding common stock, or, if permitted by the laws of the State of Georgia then applicable, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same or of any other series of preferred stock which shall have been duly created.

                 Provision for Division Into and Issue in Series
                of Class A Preferred Stock and Grant of Authority
                              to Board of Directors

         The shares of the Class A preferred stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Class A preferred stock irrespective of series shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series, and authority is hereby expressly vested in the Board of Directors to establish and designate such series and to determine prior to the issuance of any shares of such series the following rights and preferences of the shares thereof in accordance with the provisions of the Official Code of Georgia Annotated applicable thereto:

         (a) The dividend rights of such series, including the cumulative or non-cumulative nature thereof, the relative rights of priority among series, the rate of dividend (which may be fixed or variable), the dividend payment dates and the date from which dividends will accumulate, if applicable;

         (b) The date, prices and other terms of any mandatory or optional redemption;

         (c) The amount payable upon shares in the event of any voluntary or involuntary liquidation;

         (d) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the Class A preferred stock has preference as to payment of dividends and as to assets;

         (e) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

         (f) The special voting rights, if any, of such series.

         The stockholders of the corporation, by resolution duly adopted by the holders of a majority of the shares of the issued and outstanding common stock at any annual meeting or any special meeting called for that purpose, or, if permitted by the laws of the State of Georgia then applicable, the Board of Directors may issue and sell all the authorized and unissued shares of Class A preferred stock as shares of any series or any number of series, and in the event that the corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its Class A preferred stock of any series, the holders of a majority of the outstanding common stock, or, if permitted by the laws of the State of Georgia then applicable, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same or of any other series of Class A preferred stock which shall have been duly created.

  General Provisions Applicable to Preferred Stock and Class A Preferred Stock

         The following provisions shall apply to all series of preferred stock and Class A preferred stock which may now or hereafter be authorized or created irrespective of series:

         (A) So long as any shares of preferred stock or Class A preferred stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of common stock, preference stock or any other class of stock of the corporation over which the preferred stock and Class A preferred stock have preference as to the payment of dividends (the "Junior Stock"), nor any sums applied to the purchase, redemption or other retirement of any class of Junior Stock, unless (i) full dividends on all shares of cumulative preferred stock and cumulative Class A preferred stock, of all series outstanding, for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current dividend period shall have been or concurrently shall be declared, and (ii) full dividends for the then-current dividend period on all shares of non-cumulative preferred stock and non-cumulative Class A preferred stock, of all series outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. Unpaid accrued dividends on the preferred stock and Class A preferred stock shall not bear interest.

           When specified dividends are not paid in full on all series of preferred stock and Class A preferred stock, the shares of each series of preferred stock and Class A preferred stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative preferred stock and non-cumulative Class A preferred stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared.

         (B) After such dividends as aforesaid upon the preferred stock and Class A preferred stock of all series then outstanding shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Junior Stock, and no holders of any series of the preferred stock or Class A preferred stock as such shall be entitled to share therein.

         (C) Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of preferred stock and Class A preferred stock of each series, without any preference of the shares of any series of preferred stock or Class A preferred stock over the shares of any other series of preferred stock or Class A preferred stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Junior Stock, the amount specified to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of preferred stock and Class A preferred stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of the amount payable in the event of involuntary liquidation on each share of preferred stock and Class A preferred stock outstanding irrespective of series; second, to the payment of the accrued dividends, if any, on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the amount payable in the event of involuntary liquidation on each share plus accrued dividends which may be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the preferred stock and Class A preferred stock of the full preferential amounts hereinbefore provided for, the holders of the preferred stock and Class A preferred stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of Junior Stock. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the corporation to, or the merger or consolidation of the corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

         (D) So long as any shares of the preferred stock or Class A preferred stock are outstanding, the corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total voting power of the shares of preferred stock and Class A preferred stock at the time outstanding voting together as a single class, issue (such issuance to be within 12 months after such vote) any shares of any class of stock preferred as to dividends or assets over the preferred stock or Class A preferred stock or any security convertible into such class of stock or authorize or create any class of stock preferred as to dividends or assets over the preferred stock or Class A preferred stock or change any of the rights and preferences of the then outstanding preferred stock or Class A preferred stock in any manner so as to affect adversely the holders thereof; provided, however, that if any such change would affect adversely the holders of only one, but not the other, such kind of stock, only the vote of the holders of at least a majority of the total voting power of the outstanding shares of the kind so affected voting together as a single class shall be required; and provided further, that nothing in this paragraph contained shall authorize any such authorization, creation or change by the vote of the holders of a less number of shares of preferred stock or Class A preferred stock, or of any other class of stock, or of all classes of stock, than is required for such authorization, creation or change by the laws of the State of Georgia at the time applicable thereto.

                                Preference Stock

                 Provision for Division Into and Issue in Series
                   of Preference Stock and Grant of Authority
                              to Board of Directors

         The shares of the preference stock may be divided into and issued in series. The preference stock is subject to the prior rights and preferences of the preferred stock and the Class A preferred stock and all other classes of stock of equal rank therewith hereafter authorized. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the preference stock irrespective of series shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series, and authority is hereby expressly vested in the Board of Directors to establish and designate such series and to determine prior to the issuance of any shares of such series the following rights and preferences of the shares thereof in accordance with the provisions of the Official Code of Georgia Annotated applicable thereto:

         (a) The dividend rights of such series, including the cumulative or non-cumulative nature thereof, the relative rights of priority among series, the rate of dividend (which may be fixed or variable), the dividend payment dates and the date from which dividends will accumulate, if applicable;

         (b) The dates, prices and other terms of any mandatory or optional redemption;

         (c) The amount payable upon shares in the event of any voluntary or involuntary liquidation;

         (d) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the preference stock has preference as to payment of dividends and as to assets;

         (e) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

         (f) The special voting rights, if any, of such series.

         The stockholders of the corporation, by resolution duly adopted by the holders of a majority of the shares of the issued and outstanding common stock at any annual meeting or any special meeting called for that purpose, or, if permitted by the laws of the State of Georgia then applicable, the Board of Directors may issue and sell all the authorized and unissued shares of preference stock as shares of any series or any number of series, and in the event that the corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its preference stock of any series, the holders of a majority of the outstanding common stock, or, if permitted by the laws of the State of Georgia then applicable, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same or of any other series of preference stock which shall have been duly created.

                General Provisions Applicable to Preference Stock

         The following provisions shall apply to all series of preference stock which may now or hereafter be authorized or created irrespective of series:

         (A) So long as any shares of preference stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of common stock or any other class of stock over which the preference stock has preference as to the payment of dividends and as to assets, nor any sums applied to the purchase, redemption or retirement of any class of such stock, unless (i) full dividends on all shares of cumulative preference stock, of all series outstanding, for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then-current dividend period shall have been or concurrently shall be declared, and (ii) full dividends for the then-current dividend period on all shares of non-cumulative preference stock, of all series outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. Unpaid accrued dividends on the preference stock shall not bear interest.

         When specified dividends are not paid in full on all classes of preference stock, the shares of each series of preference stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative preference stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared.

         After such dividends as aforesaid upon the preference stock of all series then outstanding shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the common stock or any other class of stock over which the preference stock has preference as to the payment of dividends, and no holders of any series of the preference stock as such shall be entitled to share therein.

         (B) Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the common stock or any other class of stock over which the preference stock has preference as to the payment of dividends or assets, but subject to the prior rights and preferences of the holders of preferred stock and the Class A preferred stock, the holders of preference stock of each series, without any preference of the shares of any series of preference stock over the shares of any other series of preference stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, the amount specified to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be.

         In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of preference stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of the amount payable in the event of involuntary liquidation on each share of preference stock outstanding irrespective of series; second, to the payment of the accrued dividends, if any, on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the amount payable in the event of involuntary liquidation on each share plus accrued dividends which may be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the preference stock of the full preferential amounts hereinbefore provided for, the holders of the preference stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the common stock or of any other class of stock over which the preference stock has preference as to assets. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the corporation to, or the merger or consolidation of the corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

         (C) So long as any shares of the preference stock are outstanding, the corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total voting power of the shares of preference stock at the time outstanding voting together as a single class, increase the authorized shares of preferred stock or Class A preferred stock or authorize or create any other class of stock preferred as to dividends or assets over the preference stock or change any of the rights and preferences of the then outstanding preference stock in any manner so as to affect adversely the holders thereof; provided, however, that if any such change would affect adversely the holders of only one or more series of the preference stock, but not other series of the preference stock, only the vote of the holders of at least a majority of the total voting power of the outstanding shares of the series so affected voting together as a single class shall be required; and provided further that nothing in this paragraph contained shall authorize any such authorization, creation or change by the vote of the holders of a less number of shares of preference stock, or of any other class of stock, or of all classes of stock, than is required for such authorization, creation or change by the laws of the State of Georgia at the time applicable thereto.

                                  Common Stock

         There shall be a class of stock of the corporation designated common stock and each share of common stock shall be equal to every other share of said stock in every respect.

                                  Voting Powers

         At all elections of directors of the corporation, the holders of preferred stock and Class A preferred stock shall have full voting rights with the holders of common stock, all voting together as a single class; each holder of preferred stock being entitled to one vote for each share thereof standing in his name, each holder of Class A preferred stock being entitled to one-quarter vote for each share thereof standing in his name, and each holder of common stock being entitled to one vote for each share thereof standing in his name. In addition, with the approval of the Board of Directors and the holders of a majority of the outstanding shares of common stock, this Amended and Restated Charter may be amended to provide that the holders of outstanding shares of any series of preference stock may be entitled to full voting rights in the election of directors, to vote together with the holders of common stock, preferred stock and Class A preferred stock, with each holder of shares of any series of preference stock to be entitled to such number of votes for each share of such series not to exceed one-tenth of a vote for each share standing in his name.

         On other matters, except on matters in respect of which the laws of the State of Georgia shall provide that all stockholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such stockholders and except as otherwise herein provided, the holders of the common stock shall have the exclusive right to vote.

         Notwithstanding the foregoing, in the event that (1) with respect to any series of non-cumulative preferred stock, Class A preferred stock or preference stock, any six quarterly dividends (whether or not consecutive and whether or not earned and declared), or (2) with respect to any series of cumulative preferred stock, Class A preferred stock or preference stock, any six consecutive quarterly dividends, in any case, have not been paid in full on such series of preferred stock, Class A preferred stock or preference stock, the holders of such series of preferred stock, Class A preferred stock or preference stock will have the right, voting together as a single class with holders of shares of any one or more other series of preferred stock, Class A preferred stock or preference stock upon which like voting rights are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors of the corporation and the size of the corporation's Board of Directors will be increased accordingly to effect such election, with each holder of any series of preferred stock upon which such voting rights are then exercisable to be entitled to one vote per share thereof standing in his name, with each holder of any series of Class A preferred stock upon which such voting rights are then exercisable being entitled to one-fourth vote per share thereof standing in his name and with each holder of any series of preference stock upon which such voting rights are then exercisable having one-tenth vote per share thereof standing in his name.

         The rights of such holders of any series of preferred stock, Class A preferred stock or preference stock to elect (together as a single class with the holders of shares of any one or more other series of preferred stock, Class A preferred stock or preference stock upon which like voting rights are then exercisable) members of the Board of Directors of the corporation will continue until such time as (A) with respect to any series of non-cumulative preferred stock, Class A preferred stock or preference stock, full dividends on such series of preferred stock, Class A preferred stock or preference stock have been paid or declared and set apart regularly for at least one year (i.e., four consecutive full quarterly dividend periods), or (B) with respect to any series of cumulative preferred stock, Class A preferred stock or preference stock, the dividends in arrears and the current dividend on such series of preferred stock, Class A preferred stock or preference stock shall have been paid or declared and set aside for payment, at which time, in either case, such right will terminate, subject to revesting in the event of a subsequent failure to pay dividends of the character described above. Upon any termination of the right of the holders of shares of preferred stock, Class A preferred and preference stock to vote as a single class for the election of two additional directors, the term of office of all directors then in office elected by such holders voting as a single class will terminate immediately.

         Whenever the right shall have accrued to the holders of shares of the preferred stock, Class A preferred stock and preference stock to elect, as a single class, two additional directors, it shall be the duty of the president, a vice-president or the secretary of the corporation forthwith to call and cause notice to be given to the stockholders entitled to vote at a meeting to be held at such time as the officers of the corporation may fix, not less than forty-five nor more than sixty days after the accrual of such right, for the purpose of electing such directors. The notice so given shall be mailed to each holder of record of each series of the preferred stock, Class A preferred stock and preference stock upon which such voting rights are then exercisable at his last known address appearing on the books of the corporation and shall set forth, among other things, (i) that by reason of the fact that six quarterly dividends payable on such series of the preferred stock, Class A preferred stock or preference stock are in default, the holders of such series of the preferred stock, Class A preferred stock or preference stock, voting together as a single class with the holders of one or more other series of preferred stock, Class A preferred stock or preference stock upon which like voting rights are then exercisable, have the right to elect two additional members to the Board of Directors of the corporation, (ii) that any such holder of the preferred stock, Class A preferred stock or preference stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the preferred stock, Class A preferred stock or preference stock maintained at the principal office of the corporation or at the office of any transfer agent of the preferred stock, Class A preferred stock or preference stock, and (iii) either the entirety of this section or the substance thereof with respect to the number of shares of the preferred stock, Class A preferred stock or preference stock required to be represented at any meeting or adjournment thereof called for the election of directors of the corporation.

         At the first meeting of stockholders held for the purpose of electing such additional directors during such time as the holders of the preferred stock, Class A preferred stock and preference stock have the special right, voting together as a single class, to elect two additional directors to the Board of Directors, the presence in person or by proxy of the holders of a majority of the total voting power of the outstanding shares of preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall be required to constitute a quorum of such class for the election of such additional directors; provided, however, that in the absence of a quorum of the holders of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable, no election of such additional directors shall be held, but the holders of a majority of the total voting power of the shares of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the total voting power of the outstanding preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall be required to constitute a quorum of such class for the election of such additional directors.

         In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the president, a vice-president or the secretary of the corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the total voting power of the outstanding preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall be required to constitute a quorum of such class for the election of such additional directors at such adjourned meeting. If the requisite quorum of holders of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall not be present at said adjourned meeting, then the directors of the corporation then in office shall remain in office until the next annual meeting of the corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify.

         Neither such first meeting nor such adjourned meeting shall be held on a date within sixty days of the date of the next annual meeting of the corporation or special meeting in lieu thereof. At each annual meeting of the corporation, or special meeting in lieu thereof, held during such time as the holders of one or more series of the preferred stock, Class A preferred stock and preference stock, voting together as a single class, shall have the right to elect two members to the Board of Directors, the foregoing provisions of this paragraph shall govern such annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of such preferred stock, Class A preferred stock or preference stock, voting together as a single class, to elect two members to the Board of Directors, should have accrued, with the exception that if, at any adjourned annual meeting, or special meeting in lieu thereof, 35% of the total voting power of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two directors is then exercisable is not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the aggregate voting power of the outstanding shares of common stock, preferred stock, Class A preferred stock and, if this Amended and Restated Charter have been amended to provide that the holders of preference stock shall have the right to vote generally in the election of directors, the preference stock of the corporation present or represented at the meeting.

         For purposes of the foregoing provisions, and except as otherwise provided in this Amended and Restated Charter or as otherwise required by law, the preferred stock, the Class A preferred stock and the preference stock of all series shall be deemed to be a single class and the relative voting power of each series of preferred stock, Class A preferred stock and preference stock shall be as follows: each holder of preferred stock shall be entitled to one vote per share thereof standing in his name, each holder of Class A preferred stock shall be entitled to one-fourth vote per share thereof standing in his name and each holder of preference stock shall be entitled to one-tenth vote per share thereof standing in his name.

                            Miscellaneous Provisions

         The corporation may issue and dispose of any of its authorized shares of stock for such consideration as may be fixed from time to time by the Board of Directors subject to the laws of the State of Georgia then applicable and any and all shares issued for the consideration so fixed shall be fully paid and non-assessable.

         Subject to any limitations elsewhere herein set forth, the corporation may from time to time, out of its net profits or surplus earnings, purchase any of its stock outstanding at such price as may be fixed by its Board of Directors and accepted by the holders of the stock purchased.

         The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Georgia then applicable.

         A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         No holder of any stock of this corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of this corporation or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation, but any such unissued stock or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations and upon such terms as the Board of Directors may in their discretion determine, without offering to the stockholders then of record, or any class of stock holders, any thereof, on the same terms or on any terms.

V. A director shall not be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either
(1) by a vote of a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any director so interested or member of a firm so interested or a shareholder or director of a corporation so interested, or (2) by the written consent, or by the vote at any stockholders' meeting, of the holders of record of a majority of all the outstanding shares of the common stock of the corporation; nor shall any director be liable to account to the corporation for any profits realized by and from or through any such transaction, or contract of the corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director, was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner provided by law.

VI. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for the types of liability set forth in Section 14-2-832 or successor provisions of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

VII. The street address of this corporation's registered office is 241 Ralph McGill Boulevard, NE, #B-10180, Atlanta, Fulton County, Georgia 30308, and the name of its registered agent is Terry Hodges.

                              GEORGIA POWER COMPANY



                              By:
                              Name:
                              Title:

                                    EXHIBIT B

   (Form of Amendment to Designate the 6 1/8% Series Class A Preferred Stock)

                 AMENDMENT NO. 1 TO AMENDED AND RESTATED CHARTER


         There is hereby added to the Amended and Restated Charter of the corporation the following section immediately after the section of such Charter entitled "Preferred Stock - Provision for Division Into and Issue in Series of Class A Preferred Stock and Grant of Authority to Board of Directors" which shall create such 6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share, having the preferences, limitations and relative rights as follows:

                      "6 1/8% SERIES CLASS A PREFERRED STOCK,
                     NON-CUMULATIVE, PAR VALUE $25 PER SHARE

         There shall be a series of Class A preferred stock of the corporation to consist initially of 1,800,000 shares with a par value of $25 per share, designated as "6 1/8% Series Class A Preferred Stock, Non-Cumulative, Par Value $25 Per Share" (the "6 1/8% Series Class A Preferred Stock"). The preferences, limitations and relative rights of the shares of the 6 1/8% Series Class A Preferred Stock in those respects in which the shares thereof may vary from the shares of any other series of preference stock of the corporation shall be as follows:

         (a) Dividends. Out of any assets of the corporation available for dividends, the holders of the 6 1/8% Series Class A Preferred Stock shall be entitled to receive, from and after the date the 6 1/8% Series Class A Preferred Stock is issued, but only when, as and if declared by the Board of Directors, dividends at a rate of 6 1/8% per annum of the $25 par value of such shares. Such holders shall be entitled to dividends at said rate so fixed, and no more. Dividends declared shall be payable quarterly on January 1, April 1, July 1 and October 1 in each year (each, a "Dividend Payment Date"), commencing on October 1, 2006, to stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the corporation. If a Dividend Payment Date is not a business day, the related dividend (if declared) will be paid on the next succeeding business day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the 6 1/8% Series Class A Preferred Stock for the initial dividend period and any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Dividends on the 6 1/8% Series Class A Preferred Stock shall be non-cumulative and, accordingly, if the Board of Directors of the corporation does not declare a dividend or declares less than a full dividend on the 6 1/8% Series Class A Preferred Stock for a quarterly dividend period, holders of the 6 1/8% Series Class A Preferred Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the corporation will have no obligation to pay a dividend for that period, whether or not the corporation pays dividends in full or has sufficient funds to pay dividends in the future.

         (b)      Redemption.

                  (i) The 6 1/8% Series Class A Preferred Stock shall not be redeemable prior to July 1, 2009. On or after that date, subject to the notice provisions set forth in subparagraph (ii) below and subject to any further limitations which may be imposed by the Charter or by law, the corporation may redeem the 6 1/8% Series Class A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at a redemption price equal to $25 per share plus an amount equal to the amount of the accrued and unpaid dividend (whether or not declared) from the Dividend Payment Date immediately preceding the redemption date to but excluding the redemption date, but without accumulation of unpaid dividends on the 6 1/8% Series Class A Preferred Stock for prior dividend periods. If less than all of the outstanding shares of 6 1/8% Series Class A Preferred Stock are to be redeemed, the corporation will select the shares to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata (as nearly as possible) or by any other method that the Board of Directors in its sole discretion deems equitable.

                  (ii) In the event the corporation shall determine to redeem any or all of the 6 1/8% Series Class A Preferred Stock as aforesaid, the corporation will give notice of any such redemption to holders of record of the 6 1/8% Series Class A Preferred Stock not more than 60 nor less than 30 days prior to the date fixed by the Board of Directors for such redemption. Failure to give notice to any holder of record of the 6 1/8% Series Class A Preferred Stock shall not affect the validity of the proceedings for the redemption of shares of any other holder of record of the 6 1/8% Series Class A Preferred Stock being redeemed.

                  (iii) Notice having been given as herein provided, from and after the redemption date, dividends on the 6 1/8% Series Class A Preferred Stock called for redemption shall cease to accrue and such 6 1/8% Series Class A Preferred Stock called for redemption will no longer be deemed outstanding, and all rights of the holders thereof, other than the right to receive the redemption price as herein provided, will cease.

                  (iv) Holders of the 6 1/8% Series Class A Preferred Stock will have no right to require redemption of any shares of the 6 1/8% Series Class A Preferred Stock.

                  (v) Any shares of the 6 1/8% Series Class A Preferred Stock that are redeemed or retired shall thereafter have the status of authorized but unissued shares of Class A preferred stock of the corporation undesignated as to series, and may thereafter be reissued by the Board of Directors in the same manner as any other authorized and unissued shares of Class A preferred stock.

                  (vi) If the corporation shall deposit on or prior to any date fixed for redemption of the 6 1/8% Series Class A Preferred Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least fifty million dollars ($50,000,000), as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Board of Directors may determine, to the respective holders of such shares, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such shares so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said date fixed for redemption and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest.

                  (vii) In case the holder of any such 6 1/8% Series Class A Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the bank or trust company shall upon demand pay over to the corporation such amounts so deposited and the bank or trust company shall thereupon be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

                  (viii) Nothing contained in this paragraph (b) shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the 6 1/8% Series Class A Preferred Stock.

         (c) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the preference stock, common stock or any other class of stock over which the 6 1/8% Series Class A Preferred Stock has preference as to the payment of dividends or assets, the holders of the 6 1/8% Series Class A Preferred Stock, without any preference over the holders of any other series of preferred stock or Class A preferred stock, shall be entitled to receive $25 per share, plus accrued and unpaid dividends (whether or not declared) for the then current quarterly dividend period, accrued to but excluding the date of such liquidation payment, but without accumulation of unpaid dividends on the 6 1/8% Series Class A Preferred Stock for any prior dividend periods.

         (d) Conversion or Exchange of the 6 1/8% Series Class A Preferred Stock. The shares of the 6 1/8% Series Class A Preferred Stock shall not be, by their terms, convertible or exchangeable.

         (e) Sinking Fund. The shares of the 6 1/8% Series Class A Preferred Stock shall not be, by their terms, entitled to the benefit of any sinking fund or purchase fund."